EXHIBIT 10.62

AMENDMENT NUMBER 8 AND WAIVER
TO LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER 8 AND WAIVER TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is dated as of March 21, 2005, by and between WELLS FARGO FOOTHILL, INC., a California corporation (formerly known as Foothill Capital Corporation) ("Lender") and QAD INC., a Delaware corporation ("Borrower").

W I T N E S S E T H

        WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement, dated as of September 8, 2000 (as amended, restated, supplemented, or modified from time to time, the "Loan Agreement");

        WHEREAS, Borrower has requested that Lender (a) amend the Loan Agreement to provide for a reset of certain financial covenants, and (b) consent to Borrower entering into certain specified written obligations;

        WHEREAS, subject to the satisfaction of the conditions set forth herein, Lender is willing to so consent to the amendment of the Loan Agreement and to Borrower entering into certain written obligations.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

          1.    DEFINITIONS.    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

          2.    AMENDMENTS TO THE LOAN AGREEMENT.

            (a)   Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

              "Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$22,880,000	For the 12 month period ending April 30, 2005
$23,680,000	For the 12 month period ending July 31, 2005
$24,240,000	For the 12 month period ending October 31, 2005
$24,320,000	For the 12 month period ending January 31, 2006"

            (b)   Section 7.20(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

              "Tangible Net Worth. Tangible Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

Applicable Amount	Applicable Date
$27,600,000	April 30, 2005
$29,280,000	July 31, 2005
$29,040,000	October 31, 2005
$32,080,000	January 31, 2006"

          3.    WAIVERS.    Lender grants to Borrower a limited one-time waiver of the negative covenants set forth in Sections 7.1, 7.2, and 7.6 of the Loan Agreement and any other provision of the Loan Agreement which would otherwise prohibit the following: (a) Borrower's execution and delivery to Bank of America, N.A. of a continuing guaranty substantially in the form attached hereto as Exhibit A ("Bank of America Guaranty"); (b) Borrower's execution and delivery to Comerica Bank of an unsecured credit agreement ("Comerica Credit Agreement") for the purpose, among others, of borrowing sums to directly pay all Obligations in full; and (c) Borrower's execution and delivery to Comerica Bank of such ancillary instruments and loan documents as may be called for pursuant to the Comerica Credit Agreement ("Comerica Loan Documents") in order to evidence Borrower's Indebtedness thereunder, together with the Comerica Credit Agreement. Notwithstanding any provision to the contrary herein contained, Borrower shall not borrow any sums or otherwise incur any Indebtedness under the Comerica Credit Agreement except in connection with Borrower's concurrent payment of all Obligations in full, which payment shall be made, if at all, no later than April 21, 2005. The foregoing waiver is not a waiver of any subsequent Default or Event of Default of the same provisions of the Loan Agreement, nor is it a waiver of any other current or future Default or Event of Default. Lender is not obligated to provide this or any other waiver of its Default rights.

          4.    CONDITIONS PRECEDENT TO THIS AMENDMENT.    The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

            (a)   The representations and warranties of the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b)   No Default or Event of Default shall have occurred and be continuing; and

            (c)   No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or Lender.

          5.    CONSTRUCTION.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

          6.    ENTIRE AMENDMENT; EFFECT OF AMENDMENT; LENDER EXPENSE.    This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendment to the Loan Agreement expressly set forth in Section 2 hereof and the waiver in Section 3 hereof, the Loan

  Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document. Borrower agrees that all of Lender's attorneys' fees and costs in drafting and negotiating this Amendment are part of the Lender Expenses and are payable on demand.

          7.    COUNTERPARTS; TELEFACSIMILE EXECUTION.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

WELLS FARGO FOOTHILL, INC., a California corporation
By:	/s/ NICHOL S SHUART
Name:	Nichol S Shuart
Title:	VP
QAD INC. a Delaware corporation
By:	/s/ DANIEL LENDER
Name:	Daniel Lender
Title:	EVP and Chief Financial Officer

CONTINUING GUARANTY

        FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to the subsidiaries of the undersigned Guarantor (the "Guarantor") identified on Schedule A hereto, as amended or supplemented or deemed amended or supplemented from time to time in accordance with Paragraph 18 below (each a "Borrower" and collectively, the "Borrowers") by BANK OF AMERICA, N.A. and any other subsidiaries or affiliates of Bank of America Corporation and its successors and assigns (collectively the "Lender"), the Guarantor hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

          1.    Guaranty.    The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment in the currency in which denominated when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of each Borrower to the Lender associated with any credit or other financial accommodation arising out of any treasury management services provided by the Lender for the benefit of or otherwise in respect of the Borrowers, including, without limitation, intraday credit, Automated Clearing House (ACH) services, foreign exchange services, daylight overdrafts and zero balance arrangements and any instruments, agreements and other documents of every kind executed in connection with such services (including all renewals, extensions, amendments, refinancings and other modifications thereof and all reasonable costs, attorneys' fees and expenses incurred by the Lender in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or any Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, "Debtor Relief Laws"), and including interest that accrues after the commencement by or against any Borrower of any proceeding under any Debtor Relief Laws (collectively, the "Guaranteed Obligations"). The Lender's books and records shall be admissible as prima facie evidence in any action or proceeding for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing other than the loss of enforceability of a Guaranteed Obligation caused by the willful misconduct or gross negligence of the Bank.

          2.    No Setoff or Deductions; Taxes; Payments.    The Guarantor represents and warrants that it is organized and resident in the United States of America. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation to deduct or withhold (other than one arising with respect to taxes based on or measured by the income or profits of the Lender) is imposed upon any amount payable by the Guarantor hereunder, the Guarantor will nonetheless pay to the Lender, on the date on which such amount is due and payable hereunder, the full amount of the Guaranteed Obligation to be paid and any additional amount in U.S. dollars as may be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to the Lender such certificates or other valid vouchers as will evidence the payment of all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty. At the Lender's option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting any Borrower, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower's property, or by economic, political, regulatory or other events in the countries where any Borrower is located.

          3.    Rights of Lender.    The Guarantor consents and agrees that the Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

          4.    Certain Waivers.    The Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender) of the liability of any Borrower; (b) any defense based on any claim that the Guarantor's obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting the Guarantor's liability hereunder; (d) any right to proceed against any Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in the Lender's power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

          5.    Obligations Independent.    The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

          6.    Subrogation.    The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Lender or facilities provided by the Lender with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

          7.    Termination; Reinstatement.    This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Lender or facilities provided by the Lender with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or the Guarantor is made, or the Lender exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

          8.    Subordination.    The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to the Guarantor as subrogee of the Lender or resulting from the Guarantor's performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Lender so requests, any such obligation or indebtedness of the Borrowers to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Lender and the proceeds thereof shall be paid over to the Lender on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

          9.    Stay of Acceleration.    In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Lender.

          10.    Expenses.    The Guarantor shall pay on demand all reasonable out-of-pocket expenses (including attorneys' fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of the Lender's rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any "workout" or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Lender in any proceeding any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

          11.    Miscellaneous.    No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Lender and the Guarantor. No failure by the Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Lender and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Lender or any term or provision thereof.

          12.    Condition of Borrowers.    The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as the Guarantor requires, and that the Lender has no duty, and the Guarantor is not relying on the Lender at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor (the guarantor waiving any duty on the part of the Lender to disclose such information and any defense relating to the failure to provide the same).

          13.    Setoff.    If and to the extent any payment is not made when due hereunder, the Lender may setoff and charge from time to time any amount so due against any or all of the Guarantor's accounts or deposits with the Lender.

          14.    Representations and Warranties.    The Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

          15.    Indemnification and Survival.    Without limitation on any other obligations of the Guarantor or remedies of the Lender under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender from and against, and shall pay on demand, any and all damages, losses, liabilities and reasonable expenses (including attorneys' fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Lender in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

          16.   GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Lender (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Lender and its successors and assigns and the Lender may, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, assign, sell or grant participations in the Guaranteed

  Obligations and this Guaranty, in whole or in part. The Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in the Borough of Manhattan, New York, New York, in any action or proceeding arising out of or relating to this Guaranty, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Lender in connection with such action or proceeding shall be binding on the Guarantor if sent to the Guarantor by registered or certified mail at its address specified below or such other address as from time to time notified by the Guarantor. The Guarantor agrees that the Lender may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in the Lender's possession concerning the Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Lender at such office as the Lender may designate for such purpose from time to time in a written notice to the Guarantor.

          17.    WAIVER OF JURY TRIAL; FINAL AGREEMENT.    TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE GUARANTOR AND THE LENDER EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          18.    Amending Schedule A.    From time to time the Guarantor and the Lender may amend or supplement Schedule A hereto to add or delete Borrowers or to change other information thereon by a written instrument executed by the Lender and the Guarantor. Any such amended Schedule A shall be deemed to replace or supplement, as applicable, the prior Schedule A without further action by any party hereto; provided that (i) Schedule A shall be deemed amended to include any credit previously extended by the Lender to any subsidiary of the Guarantor in reliance on this Guaranty, (ii) no amendment shall terminate this Guaranty as to Guaranteed Obligations which remain outstanding or to extensions of credit made pursuant to existing commitments which would have been Guaranteed Obligations but for such amendment (including, in each case, all renewals, compromises, extensions and modifications of such Guaranteed Obligations), (iii) no amendment shall limit the rights of the Lender under paragraph 7 hereof, and (iv) no amendment shall in itself be deemed a commitment by the Lender to extend any credit.

          19.    Special Agreement With Respect To Debt Restructuring.    Notwithstanding any limitation on liability set forth in Paragraph 1 to the contrary, if the Guaranteed Obligations are made subject to a debt restructuring arrangement between a country and its creditors or creditors of persons or entities of such country, and as a result thereof the Lender, as holder of such Guaranteed Obligations and other credit facilities to such country, persons or entities of such country, shall agree to provide any new credit facilities, the Guarantor shall fund (and be the beneficial owner of) that amount of such new credit facilities which is calculated by (i) dividing the face value of such Guaranteed Obligations by the aggregate amount of the Lender's credit facilities made part of the restructuring arrangement and (ii) multiplying the result by the amount of such new credit facilities. The Guarantor agrees to execute and deliver such documents and take such actions as may be requested by the Lender to effect the purposes of this paragraph. The Lender agrees to provide the Guarantor with copies of the relevant documents governing its participation in the restructuring arrangement and new credit facilities and shall provide the Guarantor with the basis on which it has calculated the Guarantor's portion of such new credit facilities, which calculations shall be conclusive absent manifest error.

          20.    Foreign Currency.    If the Lender so notifies the Guarantor in writing, at the Lender's sole and absolute discretion, payments under this Guaranty shall be the U.S. Dollar equivalent of the Guaranteed Obligations or any portion thereof, determined as of the date payment is made. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the "Judgment Currency") other than the currencies in which the Guaranteed Obligations are denominated or the currencies payable hereunder (collectively the "Obligations Currency"), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in the Obligations Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligations Currency amount in any Judgment Currency shall be calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Lender in the place of the Lender's choice at or about 8:00 a.m. on the date for determination specified above. The Guarantor shall indemnify the Lender and hold the Lender harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Guarantor or any failure of the amount of any such judgment to be calculated as provided in this paragraph.

        Executed this 21st day of March, 2005.

QAD Inc.
By:
Name:	Daniel Lender
Title:	EVP and Chief Financial Officer
By:
Name:	Mark Rasmussen
Title:	Vice President Tax and Treasurer
Address: 6450 Via Real Carpinteria, California 93013

SCHEDULE A TO
MASTER CONTINUING GUARANTY

        Subject to Paragraph 18 of the Master Continuing Guaranty to which this Schedule is or will be attached, all obligations of the following entities to Bank of America, N.A., its affiliates and subsidiaries, shall constitute Guaranteed Obligations guaranteed pursuant to the Master Continuing Guaranty.

BORROWERS

QAD EUROPE B.V.

QAD EUROPE GMBH

QAD EUROPE NV/SA

QAD EUROPE SA

QAD EUROPE SAS

QAD IRELAND LIMITED

QAD NETHERLANDS B.V.

QAD EUROPE LIMITED

[MODEL LETTER AMENDING SCHEDULE A]

(May be sent from Bank to the Guarantor or vice versa)

                                , 200

Att:
Re:	Master Continuing Guaranty dated as of , 2005

Ladies and Gentleman:

        We refer to that certain Master Continuing Guaranty dated as of            , 2005 made by                        (the "Guarantor") in favor of Bank of America, N.A. and affiliates (as amended from time to time, the "Guaranty;" terms not defined herein have the meanings assigned to them in the Guaranty), pursuant to which the Guarantor guarantees the obligations of certain of its subsidiaries and affiliates of Guarantor.

        Subject to Paragraph 18 of the Guaranty, the undersigned hereby confirm their agreement that Schedule A to the Guaranty is hereby amended and restated as set forth in Schedule A hereto and all references in the Guaranty and any other documents evidencing the Obligations shall refer to the Guaranty as amended hereby. This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute but one and the same instrument.

Very truly yours,
By
Name:
Title:

Agreed and Accepted:

By:
Title:

Amended as of

SCHEDULE A TO MASTER GUARANTY

        Subject to Paragraph 18 of the Master Continuing Guaranty to which this Schedule is or will be attached, all obligations of the following entities to Bank of America, N.A., its affiliates and subsidiaries, shall constitute Guaranteed Obligations guaranteed pursuant to the Master Continuing Guaranty.

BORROWERS

        [REFER TO ORIGINAL SCHEDULE A FOR FORMAT]